    FEDERAL HOME LOAN BANK OF PITTSBURGH CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS January 2021 Purpose and Authority The Audit Committee (Committee) is a committee of the Board of Directors (Board) of the Federal Home Loan Bank of Pittsburgh (Bank) that assists the Board in fulfilling its responsibilities for general oversight of: 1. The Bank’s financial reporting processes and the audit of the Bank’s financial statements, including the integrity of the Bank’s financial statements; 2. The Bank’s administrative, operating, and internal accounting controls; 3. The Bank’s compliance with legal and regulatory requirements; 4. The internal audit and independent auditors’ qualifications, independence and inclusion of diversity; and 5. The performance of the Bank’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Committee deems necessary to carry out its duties and the Committee shall receive appropriate funding, as determined by the Committee, from the Bank for payment of compensation to the outside legal, accounting, or other advisors employed by the Committee and any administrative expenses necessary or appropriate for the Committee to carry out its duties. The Committee has the authority to seek any information it requires from the Bank officers and employees, all of whom are directed to cooperate with the Committee’s requests, or external parties. Membership and Structure The Committee shall consist of at least five Directors of the Board. The Committee shall include, to the extent practicable, a balance of representatives from community financial institutions and other members and will also include a balance of independent and member Directors, with a focus on inclusion of diverse perspectives. In order to provide continuity and experience, Committee members shall serve staggered terms. The Chairperson and Vice Chairperson of the Board are non-voting ex officio members of the Committee who may participate in discussion and debate, but do not count for quorum requirements. Each member of the Committee must meet the applicable financial literacy and expertise requirements. At least one member must have adequate accounting or related financial management experience to meet the applicable requirements for designation as “financial expert.” The Committee shall consist of members of the Board, each of whom shall be independent. Any member of the Board shall be considered sufficiently independent if that Director does not have a disqualifying relationship with the Bank or its management that would interfere with the exercise of that Director’s independent judgment. Such disqualifying relationships include, but are not limited to:

    a. Being employed by the Bank in the current year or any of the past five years; b. Accepting any compensation from the Bank other than compensation for service as a Board Director; c. Serving or having served in any of the past five years as a consultant, advisor, promoter, underwriter, or legal counsel of or to the Bank; or d. Being an immediate family member of an individual who is, or has been in any of the past five years, employed by the Bank as an executive officer. Meetings and Procedures The Committee shall convene at least four times each year, with additional meetings as the Committee deems appropriate. The Committee Chair is responsible for the agenda and minutes. The Committee shall meet as needed in separate executive sessions and also in private sessions with management, the internal auditors, and the independent auditors to facilitate full communication. The Committee shall meet at least quarterly with the Chief Internal Auditor. The Committee shall be given open access to the Bank’s internal auditors, Board, the Bank executives, and independent auditors, as well as the Bank’s books, records, facilities, and other personnel. Written minutes of the Committee will be prepared by the Committee liaisons for each meeting. Detailed minutes of any executive session of the Committee will not be maintained; however, topics discussed will be noted in the written minutes. The approved original minutes will be forwarded to the Corporate Secretary for distribution to the full Board and filing with the Federal Housing Finance Agency (FHFA). Charter The Committee and the Board shall annually review, assess the adequacy of and, where appropriate, amend the Committee charter; and re-adopt and re-approve the Committee charter not less often than every three years. The Committee shall prepare a written report to be included in the Bank’s Annual Report on Form 10-K (Form 10-K) that will indicate that the Committee is governed by a charter, which will be included as an appendix to the Form 10-K at least once every three years, and that all the members of the Committee are independent as defined by the FHFA. The report will include that the Committee has complied with the requirements of the communication with Audit Committees and has received the written disclosures and letter from the independent auditors as required by Public Company Accounting Oversight Board (PCAOB) Rule 3526. Duties and Responsibilities Internal Audit: 1. Review and approve the Internal Audit Charter annually. 2. Select, evaluate at least annually, and determine the compensation of the Chief Internal Auditor. This includes an appropriate focus on performing audit activities and should only include incentives tied to actions and outcomes within the Chief Internal Auditor’s control and influence. 3. Where appropriate, replace the Chief Internal Auditor. The Chief Internal Auditor may be removed only with the approval of the Committee. The Chief Internal Auditor shall report directly to the Committee on substantive matters and is ultimately accountable to the Committee and the Board in order to maintain independence and objectivity. 4. Provide that the Chief Internal Auditor shall have unrestricted access to the Committee without the need for any prior management knowledge or approval. 5. Review at least annually the overall scope, focus on diversity and inclusion, qualifications, training, resources, activities, organizational structure, significant accounting policies, and effectiveness of the internal audit function, including the quality and appropriateness of Chief Internal Auditor and staff training. 6. Review and approve the annual Internal Audit Plan and budget. 7. Oversee the internal audit function by reviewing the scope of audit services required, including information security, backup and recovery, the significant risks and exposures, and the internal audit activities and findings; including the adequacy and timeliness of follow-up on findings. 8. Periodically review and approve Internal Audit’s methodology and any significant changes to the methodology. 9. Annually review the results of the internal Quality Assurance Reviews, and the results of the external Quality Assurance Review, when performed. 10. Meet in executive session at least quarterly with the Chief Internal Auditor. Annually and on behalf of the Board, the Committee should review the Committee’s performance on consistency with requirements of laws, rules, and regulations as required by AB 2020-04 Financial Reporting and Disclosure and External Audit. The support must be submitted to the FHFA Chief Accountant by the Bank annually. Financial Statements: 1. Review the basis for the Bank’s financial statements and the independent auditor’s opinion rendered with respect to the financial statements, including the nature and extent of any significant changes in accounting principles or the application therein. 2. Ensure policies are in place that are designed to achieve disclosure and transparency regarding the Bank’s true financial performance and governance practices. 3. Recommend to the Board, based on review and discussions, whether the audited financial statements should be included in the Form 10-K. 4. Review other sections of the Form 10-K and related regulatory filings before release and consider the accuracy and completeness of the information. 5. Discuss earnings press releases as well as corporate policies with respect to financial information. Internal Controls: 1. Ensure that senior management has established and is maintaining an adequate and effective internal control system within the Bank. This includes the review of the adequacy of the internal controls including the identification of significant changes to the internal control system, the resolution of identified material weaknesses and significant deficiencies, and the prevention or detection of management override or compromise of the internal control system. 2. Direct senior management to maintain the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Bank. 3. Review the adequacy of the Bank’s SOX 404 process. 4. Review the adequacy and effectiveness of the internal controls regarding information security. Independent Auditors: 1. Oversee the work of any registered public accounting firm employed by the Bank for the purpose of preparing or issuing an audit report or related work, and ensure that each such registered public accounting firm shall report directly to the Committee. 2. Be directly responsible for the appointment, compensation, retention, and oversight of the independent auditor and provide that the independent auditor reports directly to the

    Committee. Review the performance of the independent auditor annually, including diversity status and/or inclusion of diverse teams. Require the independent auditor to rotate the lead audit partner, and the partner responsible for reviewing the audit at least every five years or as required by applicable regulations. 3. Review and approve in advance the scope of the fiscal year’s independent audit and the audit fee as documented in the engagement letter. 4. Establish policies for the independent auditors’ activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent auditors that are not otherwise prohibited by law and associated fees, and monitor the usage and fees paid to the independent auditors. The Committee delegates to the Chair of the Committee the authority to pre-approve non-audit services not prohibited by law to be performed by the independent auditors, subject to any single request involving a fee of $100,000 or higher being circulated to all Committee members for their information and comment. The Chair shall report any decision to pre-approve such services to the full Committee at its next meeting. 5. Obtain annually a written statement from the independent auditors regarding their independence for compliance with PCAOB Rule 3526. 6. Discuss with the independent auditors the requirements under Auditing Standard No. 16, “Communications with Audit Committees,” including uncorrected misstatements and the quality of the Bank’s accounting principles and underlying estimates in the financial statements. 7. Review and discuss with the independent auditors their annual written statement delineating all relationships or services between the independent auditors and the Bank, or any other relationship or services that may impact their objectivity and independence. 8. Understand the extent of independent auditor review over the security for computer systems, facilities, and backup systems. 9. Set clear hiring policies for employees or former employees of the independent auditors, and monitor compliance with such policies. 10. Review with management and the independent auditors:  The Bank’s annual audited and quarterly financial statements, including the Bank’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”  The results of the independent auditors’ audit and the independent auditors’ opinion on the annual financial statements;  Changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions; and  Any disagreements between management and the independent auditors, about matters that individually or in the aggregate should be significant to the Bank’s financial statements or the independent auditors’ report, and any serious difficulties the independent auditors encountered in dealing with management related to the performance of the audit. 11. At least annually, obtain from and review a report by the independent auditors describing (a) the independent auditors’ internal quality control procedures, and (b) any material issues raised by the most recent internal quality control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding year regarding any audit performed by the independent auditors, and any steps taken to address such issues. 12. Review analysis and results from Audit Quality Indicators 13. Provide that the independent auditor shall have unrestricted access to the Committee without the need for any prior management knowledge or approval. 14. Meet in executive session at least annually with the independent auditors.

    Compliance: 1. Review the policies and procedures established by senior management designed to ensure compliance with applicable laws, regulations, and policies and monitor the results of these compliance efforts. 2. Review the results of significant investigations, examinations, or reviews performed by regulatory authorities and management’s response. Other: 1. Review the policies and procedures established by senior management to assess and monitor implementation of the Bank’s strategic business plan and the operating goals and objectives contained therein. 2. Oversee the Bank’s internal fraud risk assessment and the concerns reporting process. 3. Oversee the Bank’s travel and entertainment process. 4. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. 5. Consider such other matters regarding the Bank’s financial affairs, diversity, its controls, and the internal and independent auditors of the Bank as the Committee, in its discretion, may determine to be advisable. 6. Report regularly to the Board with respect to the Committee’s activities. 7. Provide an independent, direct channel of communication between the Board and the internal and independent auditors. 8. Evaluate the performance of the Committee annually. 9. Bi-annually consider the need for an independent consultant or accounting firm to conduct an evaluation of one or more accounting policy areas. 10. Establish a procedure for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters. This will include the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. 11. Provide oversight of management’s actions and commitments for ensuring diversity and inclusion is included in the execution of committee charter responsibilities particularly as it relates to workforce development and inclusion, and diverse vendor opportunity. 12. The Human Resources and Diversity and Inclusion Committee and Audit Committee will monitor assessment and actions related to the Bank’s culture for structural, behavioral, and operational elements, as applicable. Approved by the Board of Directors: December 16, 2020